EXHIBIT 10.32

               AGREEMENT TO EXTEND AND AMEND EMPLOYMENT AGREEMENT


     This Agreement to Extend and Amend Employment Agreement is entered into as of this 5th day of March, 1999, by and between Gardenburger, Inc.
("Gardenburger"), and Lyle G. Hubbard ("Hubbard").

                                    RECITALS

     A. On or about May 23, 1996, Gardenburger and Hubbard executed an Employment Agreement dated as of April 14, 1996 (the "Employment Agreement"), pursuant to which Gardenburger agreed to employ Hubbard as its Chief Executive Officer. The Employment Agreement was extended and amended pursuant to an Agreement to Extend and Amend Employment Agreement dated November 16, 1998. Pursuant to the Employment Agreement, as amended and extended, Hubbard's employment as Gardenburger's Chief Executive Officer will terminate on April 15, 2000, unless extended or terminated prior thereto.

     B. Gardenburger's Board of Directors and Hubbard wish to extend the term of Hubbard's employment as Chief Executive Officer pursuant to the terms of the Employment Agreement for an additional period of one year.

                                   AGREEMENTS

     NOW, THEREFORE, Gardenburger and Hubbard agree as follows:

     1. Pursuant to Section 1.1. of the Employment Agreement, the term of Hubbard's employment with Gardenburger as its Chief Executive Officer is hereby extended for an additional period of one year. Accordingly, Hubbard's employment with Gardenburger as its Chief Executive Officer shall be extended through April 15, 2001.

     2. Section 5.7.6 of the Employment Agreement is amended to provide as follows:

          5.7.6 The Change in Control Severance Payment shall be paid to Employee only if the Change in Control results from an Acquiring Person acquiring control in the Company for a price per share of the Company's common stock that exceeds the minimum per share price set forth below:


     Change in Control                           Minimum per
     occurring on or before                      share sale price
     ----------------------                      ----------------

     December 1, 1998                            $10.00

     March 1, 1999                               $10.375

     June 1, 1999                                $10.75

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     September 1, 1999                           $11.125

     December 1, 1999                            $11.50

     March 1, 2000                               $11.93

     June 1, 2000                                $12.36

     September 1, 2000                           $12.79

     December 1, 2000                            $13.23

     March 1, 2001                               $13.72

     April 15, 2001                              $13.96


     3. No other modification or amendment to the Employment Agreement is made or intended to be made hereby. All terms, conditions, and covenants of the Employment Agreement, to the extent not inconsistent with the amendments described above, shall remain in full force and effect.


GARDENBURGER, INC.


By:  /s/E. Kay Stepp                        By:  /s/Lyle G. Hubbard
     -------------------------------             -------------------------------
     E. Kay Stepp                                Lyle G. Hubbard
     Chair of the Board of Directors

Dated:   3/9/99                             Dated:   3/5/99



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